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                                                                      Exhibit 17


                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Mark L. Lipson, Agnes Mullady and Lisa Hurley, and each of them his true and lawful attorney-in-fact as agent with full power of substitution and resubstitution of him in his name, place, and stead, to sign any and all registration statements on Form N-1A applicable to the Northstar Advantage Trust, the Northstar Advantage Special Fund, the Northstar Advantage Strategic Income Fund, the Northstar Advantage Income Fund, the Northstar Advantage High Yield Fund, the Northstar Advantage Government Securities Fund, and the Northstar Advantage Growth Fund and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  January 26, 1996



                                        WALTER H. MAY
                          ------------------------------------
                                        Walter H. May